UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2004

TERRA INDUSTRIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 Financial Statements and Exhibits.

Set forth below are certain financial statements relating to the pending acquisition of Mississippi Chemical Corporation:

(a)	Consolidated Financial Statements of the Business to be Acquired.

Pursuant to Rules 12b-23 and 12b-32, the consolidated balance sheets as of June 30, 2004 and 2003 and the related consolidated statements of operations, shareholders’ (deficit) equity, and cash flows for each of the years in the three year period ended June 30, 2004, along with the related report of independent registered public accounting firm dated September 3, 2004, as filed with their Annual Report on Form 10-K on September 28, 2004 are incorporated by reference and attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information of Terra Industries, Inc. for the year ended December 31, 2003 and the six months ending June 30, 2004 are attached hereto as Exhibit 99.2.

(c)	Exhibits.

Exhibit 23.1 - Consent of KPMG LLP

Exhibit 23.2 - Consent of Ernst & Young

Exhibit 99.1 - Mississippi Chemical Corporation and subsidiaries’ consolidated financial statements as of June 30, 2004 and 2003 and for each of the three fiscal years ended June 30, 2004.

Exhibit 99.2 - Pro forma financial information for the year ended December 31, 2003 and the six months ended June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused this report to be signed on its behalf by the undersigned.

TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and Corporate Secretary

Date: October 6, 2004